Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Blue Ridge Bankshares, Inc. of our report dated August 7, 2019, with respect to the consolidated financial statements of Blue Ridge Bankshares, Inc. and Subsidiaries as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Brown, Edwards & Company, L.L.P.

Harrisonburg, Virginia

August 8, 2019